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                                                                     EXHIBIT 4.3

                              FORM OF CERTIFICATE

              [Legend if Certificate is a Restricted Certificate]

                             [restrictive legend]

     THIS CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF SOUTHERN ENERGY MID-ATLANTIC, LLC (THE "COMPANY") THAT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) OF THE SECURITIES ACT (A) THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) IN THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY RE-



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QUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
[THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE TERMINATION OF ALL APPLICABLE RESALE RESTRICTIONS.] AS USED HEREIN, THE TERMS OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

                         [registration rights legend]

     THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, WILL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED DECEMBER 18, 2000 AMONG THE COMPANY AND THE INITIAL PURCHASERS OF THIS CERTIFICATE.

___________________
* This legend to appear on Book-Entry Certificates to be deposited with the DTC.



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                         SOUTHERN ENERGY MID-ATLANTIC
                          SERIES C PASS THROUGH TRUST

                             10.060% Pass Through
                             Certificate, Series C
                                    CUSIP:
                                     ISIN:

                    Final Distribution Date: June 30, 2012

            evidencing a fractional undivided interest in a trust, the property of which includes certain notes secured by
               certain property leased to Southern Energy Mid-Atlantic, LLC

Certificate No. ______     $ __________ Initial Fractional Undivided Interest

     THIS CERTIFIES THAT _____________, for value received, is the registered owner of a $_______________ _______________dollars) Fractional Undivided Interest in the Southern Energy Mid-Atlantic Series C Pass Through Trust (the "Pass Through Trust") created pursuant to a Pass Through Trust Agreement dated as of December 18, 2000 (the "Agreement") between State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Pass Through Trustee") and Southern Energy Mid-Atlantic, LLC, a limited liability company organized under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. The initial Fractional Undivided Interest evidence hereby may change from time to time in accordance with the terms of the Agreement, such changes as evidenced by the records of the Pass Through Trustee, which shall be conclusive absent manifest error. To the extent not otherwise defined herein, the capitalized terms used herein have the meaning assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "10.060% Pass Through Certificates, Series C" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass Through Trust includes Lessor Notes (the "Trust Property"). Each Lessor Note is secured by a security interest in and lien over the Undivided Interest subject of the Lease relating to the Lease Indenture under which such Lessor Note was issued and certain other related property described in such Lease Indenture, and liability thereunder is limited to the income and proceeds of such security.

     Subject to and in accordance with the terms of The Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each June 30 and December 30 (a "Distribution Date"), commencing on June 30, 2001, to the person in whose name this Certificate is registered at the close of business on the day of the month


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which is 15 days preceding the Distribution Date, an amount in respect of the
Scheduled Payments on the Lessor Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same effect as if made on the date on which such payment was due. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefore to the Holders of the Certificates.

     Distributions on this Certificate will be made by the Pass Through Trustee by (i) if (A) The Depository Trust Company, a New York corporation ("DTC") or its nominee is the Certificateholder of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the tendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

     Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either (i) no Plan assets have been used to acquire this Certificate or an interest herein or (ii) the acquisition and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code.


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     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate of any such Person. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Pass Through Trustee with the consent of the Required Holders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Holder surrendering the same.


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     No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Pass Through Trustee, the Company, the Owner Lessors, the Registrar and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Company, the Owner Lessors, the Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

     Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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     IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.

                                 SOUTHERN ENERGY MID-ATLANTIC SERIES C
                                 PASS THROUGH TRUST

                                 By:  STATE STREET BANK AND TRUST
                                      COMPANY OF CONNECTICUT,
                                      NATIONAL ASSOCIATION
                                      as Pass Through Trustee

                                 By:_______________________________________
                                       Authorized Officer


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